Exhibit 99.1

Please note that the offering referenced in this letter is being made in the United States pursuant to a prospectus (the “Prospectus”) and related registration statement filed with the United States Securities and Exchange Commission on March 17, 2009. A copy of the Prospectus will not be delivered to you unless you specifically request it. The Prospectus is available online by visiting [url of filed US Prospectus]. Pursuant to Rule 173 of the Securities Act of 1933, as amended, you are hereby deemed to have access to the Prospectus. If you would like to request that a copy of the Prospectus be mailed to you or for additional copies of the enclosed materials, please call 1-866-208-3310 between the hours of 9:00 a.m. (New York City time) and 6:00 p.m. (New York City time), Monday through Friday, or write BNY Mellon Shareowner Services, 480 Washington Blvd., Jersey City, NJ 07310.

Rights Offering
of
HSBC Holdings plc

To:	Registered Holders of American Depositary Shares of HSBC Holdings plc — NYSE “HBC”

From:	The Bank of New York Mellon

Date:	March 19, 2009

Re:	Rights Offering of HSBC Holdings plc (“Rights Offering”)

This letter is being distributed to all holders of record of American Depositary Shares (“ADSs”) of HSBC Holdings plc (“HSBC”) as of the close of business on March 13, 2009 (the “Record Date”) in connection with the distribution of non-transferable rights (“ADS Rights”) to purchase new ADSs of HSBC at a subscription price of £12.70 per new ADS, payable in U.S. dollars, as described in the Prospectus.

Each holder of ADSs on the Record Date is entitled to receive five ADS Rights for every 12 ADSs held on the Record Date. Entitlements to ADS Rights have been rounded down to the nearest whole number. No fractional ADS Rights will be distributed, although holders of ADSs may receive a payment in respect of fractional ADS Rights entitlements, as described in the Prospectus. The ADS Rights are non-transferable and will not be admitted to trading on The New York Stock Exchange or any other exchange.

Each ADS Right entitles the holder to purchase one new ADS at the subscription price set forth in the Prospectus. In order to exercise your ADS Rights, you must deposit with The Bank of New York Mellon (“Rights Agent”) U.S. $19.53 per new ADS, as described in the Prospectus. If you decide not to exercise your ADS Rights, you may instruct the Rights Agent to attempt to sell the ordinary share rights underlying your ADS Rights for you. Alternatively, you may surrender any of your ADS Rights and receive the underlying ordinary share rights by so instructing the Rights Agent. If you take no action with respect to your ADS Rights within the time periods prescribed below, your ADS Rights will be deemed to have been declined and will lapse. If possible, the new ordinary shares ultimately underlying your ADS Rights will be sold to other people on your behalf, and any net proceeds of the sale in excess of the amount of the share subscription price plus the expenses of such sale will be sent to you by check. There is no guarantee that it will be possible to find other people to acquire the new ordinary shares underlying the new ADSs which your ADS Rights entitled you to acquire at a price which results in a payment to you. You will receive compensation for unexercised ADS Rights only if and to the extent a premium over the share subscription price, after deducting the expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of U.K. value added tax which are not recoverable), can be obtained.

The following documents are enclosed:

1.	A Subscription Form showing your ADS Rights entitlement;

2.	Instructions regarding the use of the Subscription Form (including guidelines for certification of your Taxpayer Identification Number on Substitute Form W-9); and

3.	A return envelope addressed to the Rights Agent.

Your prompt action is requested. In order to (i) surrender your ADS Rights in time to receive the underlying ordinary share rights or (ii) instruct the Rights Agent to attempt to sell the ordinary share rights underlying your ADS Rights for you, a properly completed and executed Subscription Form must be received by the Rights Agent no later than 5:00 p.m. (New York City time) on March 30, 2009. In order to exercise your ADS Rights, a properly completed and executed Subscription Form, along with payment in full, must be received by the Rights Agent no later than 5:00 p.m. (New York City time) on March 31, 2009. If you fail to submit a Subscription Form to the Rights Agent by such time your ADS Rights will be deemed to have been declined and will lapse.

HSBC HOLDINGS SUBSCRIPTION AND INSTRUCTION FORM

Investor ID Number

THIS SUBSCRIPTION AND INSTRUCTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

HSBC Holdings plc has granted to holders of its American Depositary Shares ("ADS") as of March 13, 2009 (the "Record Date") five rights ("ADS Rights) for each 12 ADSs held on the Record Date. Each ADS Right entitles the holder to purchase one new ADS at the U.S. dollar equivalent of £12.70 each. All entitlements are rounded down to the nearest whole ADS Right. No fractional ADS Rights will be distributed. Holders wishing to exercise ADS Rights must deposit $19.53 per new ADS (the "Deposit Amount") to account for possible exchange rate fluctuations, applicable U.K. stamp duty reserve tax of 1.5% payable by the ADS holder exercising his/her ADS rights and applicable currency conversion expenses. Any surplus funds will be refunded. If there should be a deficiency, you will be required to pay it before you receive your new ADSs.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated March 17, 2009 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from BNY Mellon Shareowner Services (toll free (866) 208-3310).

I hereby irrevocably give the instructions indicated on this form upon the terms and conditions specified in the Prospectus. Receipt of the Prospectus is hereby acknowledged.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ⑥ ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

② ☐ NUMBER OF NEW ADSs SUBSCRIBED FOR — WHOLE ADSs

③ ☐ NUMBER OF ADS RIGHTS SURRENDERED FOR DELIVERY OF UNDERLYING ORDINARY SHARE RIGHTS — WHOLE ADSs RIGHTS

④ ☐ NUMBER OF ADS RIGHTS TO BE OFFERED FOR SALE — WHOLE ADS RIGHTS

OPTION 4 ABOVE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 30, 2009.

① *Signature:* This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of ADS holder | Date | Daytime Telephone #

X
Signature of ADS holder | Date | Daytime Telephone #

⑤

SUBSCRIPTION CERTIFICATE NUMBER

CUSIP NUMBER

NEW ADSs TO SUBSCRIBE

ADS RIGHTS

RECORD DATE ADSs

HSBC HOLDINGS
ADS RIGHTS OFFERING

A. Number of New ADSs subscribed for : ____________________ New ADSs

B. Total Deposit Amount (line A multiplied by $19.53): $ ____________________

C. Method of Payment.

☐ (1) Certified or Cashier's check or money order payable to BNY Mellon Shareowner Services (acting on behalf of The Bank of New York Mellon).

A personal check will not be accepted.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico
1-866-208-3310 (Toll Free)
From outside the U.S.
1-201-680-6579 (Collect)

SUBSCRIPTION TO PURCHASE NEW ADSs OF HSBC HOLDINGS
RETURN TO: THE BANK OF NEW YORK MELLON C/O BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR SUBSCRIPTION MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

THIS ADS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 2009 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER. YOUR SUBSCRIPTION MATERIALS MUST BE RECEIVED BY THESE DATES IN ORDER TO BE VALID.

F SUBSTITUTE FORM W-9 - Department of the Treasury, w Internal Revenue Service Payer’sRequest for Taxpayer Identification Number (TIN)FILL IN t h espace below. CREST Participant ID:Pa r t 1 -PLEAS E PROVI DE Y OU R TAX PAYE R ID ENT F I ICATIO N NUMBER (“TIN “ ) I N THE BOXAT TH E RI GHT AND CERTIF Y BYS I G NING ANDDATING BELOWCREST MemberA ccount ID:Under penalties ofperjury. I certify h tat:1. The number shown on this form is EXEMPT PAYEE Full Name of CRESTA ccount:my correct taxpayer identification numb er(or I am wait ing for a number to be issuedto me), andPlea se check appropriate box:Individ ual/ Sole proprie o t r U.K. Receiving BrokerN ame:2. I am not subject to backu p wit hholdingbecause: ( a ) I am Corp ora tio n Part nership exempt from backup withholding, or ( b )Ihave not beenLim ited liabilit y company U.K. Receiving BrokerC onta ct:notified by the Internal Revenue Service (IRS) that Iam subject to backup withholding as a result of a Enterth e tax cla ss ficatio i n D=disregarded entit y f ailu re to report all inte rest ordividends, o r (c) t h e I RS has Receiv ing Broker PhoneN umber: notified me t hat I am no longer C=corp or atio nP=partners hip subject to backup withholding, andOther U.S. BrokerN ame:3. I am a U.S.citizen or otherU.S. person(including a U.S. er sident alien).U.S. BrokerC ontact:Signature Date U.S. BrokerP honeN umber:COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.A Sig n and date Box 1a ndi nclude your day time phonen umber.B Place an X in the box and fill int hen umber of whole New ADSy ou wish to subscribe forC Pla ce an X in the box and fil in the number of whole ADS Rights you wish to surrender fordelivery of underlying ordinary share rights andc omplete the deliv ery instruction box in 7 below.D Pla ce an X n i the box and fill in the number of ADS Rights you wisht o offer for s ale. PLEASENOTE, IF YOU SELECT THISOPTION, YOU MUST ENSURE DELIVERY OF THIS SUBSCRIPTION FORM TO THE BANK OF NEW YORK MELLON BY NOLATTER THAN5 :00P .M., NEWY ORK CITY TIME ONM ARCH 30, 2009.E Rights carda nd calculation section for determ inin g your total deposit amount.F PLEASE SIGN INB OX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIA L SECURITY NUMBER fi you are a U.S.Taxpayer.If the Taxpayer D I or Social Securit y Number is incorrect or blank, insert or write th ecorrected number in Box 6 and sign to certify. You must cross-out item 2 therein if you have beennotified by the Inte rnal Revenue Service that you are currently subject to backup with holdingbecause you havef ailed to report all in e t rest and dividends ony our tax return. Please notethat BNY Mellon Shareowner Services may with hold 28% of your proceeds as required by the IRS ifthe Taxpayer ID or Social Security Number is not certi if ed on our records. If youa re a non - U.S . Taxpayer, please complete and return form W-8BEN or other appli cablew ithholding form. w Ify ouare surrendering ADS Rights for delivery of underl ying ordinary share rights, please comple e t Box 7 with details of a U.K. securi it es account o t which those share rights can be delivered. Inorder not to delay the credit of rights into your CREST account, please provid e receive instr uctions to CREST o t accept a deliv ery of rights from BO011 for the quantity of rights subscribed.THIS ADS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLYUNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES.RESIDENTSO F OTHER JURIS DICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEYCERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWSOF SUCH JURISDICTIONS.OPTION 4 ABOVE EXPIRES AT 5:00 P.M.,N EWY ORK CITY TIME, ON MARCH 30, 2009.THIS ADS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 2009 AND THISSUBSCRIPTION CERTIFICATE

HSBC Holdings plc

Instructions as to ADS Rights Offering

The following instructions pertain to the grant (the “Rights Offering”) by HSBC Holdings plc (“HSBC”) of non-transferable rights (the “ADS Rights”) to purchase newly issued American Depositary Shares of HSBC (the “ADSs”) to its ADS holders of record as of March 13, 2009 (the “Record Date”), as described in the prospectus dated March 17, 2009 (the “Prospectus”). Each ADS holder as of the Record Date will receive five ADS Rights for every 12 ADSs held on the Record Date. One ADS Right entitles its holder to subscribe for one new ADS at a subscription price of £12.70, payable in U.S. dollars. Entitlements to ADS Rights have been rounded down to the nearest whole number. No fractional ADS Rights will be distributed, although ADS holders may receive a payment in lieu of the fractional entitlement, as described in the Prospectus. The ADS Rights are non-transferable and will not be admitted to trading on The New York Stock Exchange or any other exchange.

In order to exercise their ADS Rights, ADS holders must deposit with The Bank of New York Mellon (the “Rights Agent”) U.S.$19.53 per new ADS (the “ADS Deposit Amount”), which is the estimated subscription price of US$17.75 per ADS, being the ordinary share subscription price multiplied by five to reflect that each ADS represents five ordinary shares and translated into U.S. dollars at the rate published by Bloomberg on March 13, 2009, plus an additional 10% to account for potential fluctuations in the exchange rate between the U.K. pound sterling and the U.S. dollar, the applicable U.K. stamp duty reserve tax of 1.5% and any currency conversion expenses.

ADS holders may also instruct the Rights Agent to attempt to sell the ordinary share rights underlying their ADS Rights for them. ADS holders may also surrender any of their ADS Rights and receive the underlying ordinary share rights by so instructing the Rights Agent. If ADS holders take no action with respect to their ADS Rights within the time periods described below, the ADS Rights will be deemed to have been declined and will lapse. If possible, the new ordinary shares ultimately underlying the unexercised ADS Rights will be sold to other people on the ADS holders’ behalf, and any net proceeds of the sale in excess of the amount of the share subscription price plus the expenses of such sale will be sent to the applicable ADS holders by check. There is no guarantee that it will be possible to find other people to acquire the new ordinary shares ultimately underlying the ADS Rights at a price which results in a payment to the ADS holder. ADS holders will receive compensation for unexercised ADS Rights only if and to the extent a premium over the share subscription price, after deducting the expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of U.K. value added tax which are not recoverable), can be obtained.

In order to (i) surrender ADS Rights in time to receive the underlying ordinary share rights or (ii) instruct the Rights Agent to attempt to sell the ordinary share rights underlying any ADS Rights, subscription instructions must be received by the Rights Agent no later than 5:00 p.m. (New York City time) on March 30, 2009 (the “Instruction Deadline”). In order to exercise ADS Rights, subscription instructions, along with payment in full, must be received by the Rights Agent no later than 5:00 p.m. (New York City time) on March 31, 2009 (the “Exercise Deadline”). Failure to submit subscription instructions to the Rights Agent by such time will result in the ADS Rights being deemed to have been declined and they will lapse. If they have not otherwise been so notified, beneficial holders of ADSs should consult with their brokers or other nominees as soon as possible regarding earlier deadlines for submitting instructions to such broker or other nominee relating to the Rights Offering.

Exercising ADS Rights:

1.	Subscription.

ADS holders can validly subscribe for ADSs by following the instructions below.

Subscription by holders of ADS Rights.  If you are a registered holder of ADS Rights, you can exercise your ADS Rights by delivering to the Rights Agent, in the enclosed return envelope, a properly completed subscription form and payment in full of the deposit amount for the ADSs. You may make such payment by certified check or bank draft, payable to “The Bank of New York Mellon — HSBC ADS Rights Offering,” as Rights Agent. The number of ADS Rights to which you are entitled is printed on the face of your subscription form.

The Rights Agent must receive the completed and signed subscription form and deposit amount stated above on or before the Exercise Deadline. Deposit in the mail will not constitute delivery to the Rights Agent.

If subscriptions for ADSs are forwarded to the Rights Agent in multiple deliveries, a properly completed and duly executed subscription form must accompany each delivery.

The delivery addresses for The Bank of New York Mellon are as follows:

By Mail:	By Overnight Courier or By Hand:
The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	The Bank of New York Mellon c/o BNY Mellon Shareowner Services 480 Washington Boulevard Attn: Corporate Action Department — 27th Floor Jersey City, NJ 07310

Subscription by DTC participants.  If you hold ADS Rights through The Depository Trust Company (DTC), you can exercise your ADS Rights by delivering completed subscription instructions for ADSs through DTC’s system and instructing DTC to charge your applicable DTC account for the deposit amount stated above for the new ADSs and to deliver such amount to the Rights Agent. DTC must receive the subscription instructions and the payment of the deposit amount for the ADSs by the Exercise Deadline.

Subscription by beneficial owners.  If you hold your ADSs through a bank or broker and wish to subscribe for new ADSs you should timely contact the person responsible for your account to arrange for their exercise and to arrange for payment of the deposit amount for the new ADSs in U.S. dollars.

2.	Your Method of Delivery.

The method of delivery of the subscription form and payment of the deposit amount for the new ADSs to the Rights Agent will be at the election and risk of the ADS Rights holder.

If subscription forms and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery to the Rights Agent and clearance of the payment prior to the Exercise Deadline.

If your payment is less than the U.S. dollar equivalent, based on the exchange rate published by Bloomberg on April 1, 2009, of the U.K. pounds sterling subscription price, multiplied by five, plus any currency conversion expenses and applicable U.K. stamp duty reserve tax for the number of new ADSs you are subscribing for and are allocated, the Rights Agent will pay the deficiency to HSBC on your behalf to the extent the deficiency does not exceed 20% of your payment. You will then have to pay promptly the amount of the difference, including expenses, and will not receive any new ADSs you subscribed for until the Rights Agent receives your payment. If you do not pay the amount of the deficiency financed by the Rights Agent by the date specified in the deficiency notice, the Rights Agent may sell enough of your new ADSs to cover the amount of the deficiency. The Rights Agent would then send you promptly the remaining new ADSs and a check in the amount of any excess proceeds from the sale, net of any expenses relating to such sale.

If the amount of any deficiency in your estimated subscription price for the ADSs exceeds 20% of the amount of your required payment, then you will receive fewer new ADSs than you were entitled to purchase unless you deliver to the Rights Agent sufficient funds to cover the deficiency prior to the Exercise Deadline.

3.	Deliveries from the Rights Agent.

You will receive the following deliveries and payments to the address shown on the face of your instruction form:

(a) New ADSs.  As soon as practicable on or after April 6, 2009, that is, after the receipt of the underlying new ordinary shares by the ADS depositary’s custodian, subject to the terms of the Rights Offering as described in the Prospectus, the Rights Agent will deliver, including by book-entry transfer, new ADSs to each ADS Rights holder who validly exercised any of their ADS Rights.

(b) Cash payments.  If the actual U.S. dollar subscription price (which will be the U.S. dollar equivalent, based on the exchange rate published by Bloomberg at approximately 3:00 p.m. (U.K. time) on April 1, 2009, of the U.K. pounds sterling ordinary share subscription price, multiplied by five) plus any currency conversion expenses and applicable U.K. stamp duty reserve tax is less than the ADS deposit amount, the Rights Agent will refund the amount of any excess in U.S. dollars as promptly as practicable to subscribing holders without interest. If the actual U.S. dollar subscription price plus any currency conversion expenses and applicable U.K. stamp duty reserve tax is more than the ADS deposit amount you will be required to pay the amount of such shortfall to the Rights Agent.

4.	Partial Subscriptions.

If you wish to subscribe for fewer ADSs than your ADS Rights would otherwise entitle you to, you should indicate this on the subscription form.

5.	Signatures on Subscription Form.

If the subscription form is signed by the registered holder(s) of the ADSs, the signature(s) must correspond with the name(s) as written on the face of the subscription form without any change whatsoever.

If the ADSs are owned of record by two or more joint owners, all such owners must sign the subscription form.

If the subscription form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to HSBC and the Rights Agent of their authority to act must be submitted.

6.	Important Tax Information.

To ensure compliance with Treasury Department Circular 230, investors are hereby notified that: (a) any discussion of United States federal tax issues in these instructions as to the exercise of ADS rights (including the Substitute Form W-9 and the Guidelines for Certification of Taxpayer Identification Number) is not intended or written to be used, and cannot be used, by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) investors should seek advice based on their particular circumstances from an independent tax advisor.

In order to avoid backup withholding tax and certain possible penalties, an ADS Rights holder that elects to exercise an ADS Right is required under federal income tax laws to provide the Rights Agent (as payer) with such ADS Rights holder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9 or otherwise establish a basis for exemption from backup withholding. If such ADS Rights holder is an individual, then his or her TIN is his or her social security number. If the Rights Agent is not provided with the correct TIN or an adequate basis for an exemption, a U.S.$50 penalty may be imposed by the Internal Revenue Service (“IRS”), and payments made with respect to any dividends paid by HSBC on ADSs purchased upon the exercise of ADS Rights may be subject to backup withholding.

Certain ADS Rights holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt ADS Rights holders should indicate their exempt status on Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Rights Agent a properly completed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY signed under penalties of perjury, attesting to that ADS Rights holder’s exempt status. A Form W-8BEN, Form W-8ECI or Form W-8IMY can be obtained from the Rights Agent or from the IRS’s website (http://www.irs.gov). See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Rights Agent is currently required to withhold 28% of any payments made to the ADS Rights holder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Purpose of Substitute Form W-9.  To prevent backup withholding on payments made with respect to the Rights Offering, the ADS Rights holder is required to provide the Rights Agent with either: (i) the ADS Rights holder’s correct TIN by completing the form below, certifying under penalty of perjury that the ADS Rights holder is a U.S. person (including a U.S. resident alien), the TIN provided on Substitute Form W-9 is correct (or that such ADS Rights holder is awaiting a TIN) and either (A) the ADS Rights holder is exempt from backup withholding, (B) the ADS Rights holder has not been notified by the

IRS that the ADS Rights holder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the IRS has notified the ADS Rights holder that the ADS Rights holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

What Number to Give the Rights Agent.  The ADS Rights holder is required to give the Rights Agent the TIN (e.g., social security number or employer identification number) of the registered holder of ADSs giving rise to the ADS Rights. If such ADSs are held in more than one name or are not held in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

Selling the Ordinary Share Rights Underlying Your ADS Rights:

You may direct the Rights Agent by no later than the Instruction Deadline to attempt to sell the ordinary share rights underlying your ADS Rights for you. The Rights Agent will attempt to sell share rights underlying your ADS Rights on the London Stock Exchange up to 6:00 a.m. (New York City time) on April 3, 2009 for those ADS Rights holders from whom it receives such direction. The Rights Agent will distribute the proceeds, after accounting for the Rights Agent’s fees and expenses, any applicable taxes and any other applicable fees and expenses of the ADS depositary as provided under the Deposit Agreement, pro rata to the holders of ADS Rights by whom it has been directed to make such sales.

Surrendering Your ADS Rights:

If you wish to surrender any of your ADS Rights and receive the underlying ordinary share rights, you must deliver a completed and signed subscription form (including the information of your valid CREST account) and surrender your ADS Rights to the Rights Agent before the Instruction Deadline. Upon payment of any taxes or charges, such as stamp taxes, stock transfer taxes or fees, the Rights Agent will deliver the underlying share rights to the CREST account specified by you in the subscription form.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

Give the NAME and
SOCIAL SECURITY
For this type of account:		number of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

Give the NAME and
EMPLOYER IDENTIFICATION
For this type of account:		number of:
6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your Social Security Number.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

1

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number apply for one immediately. To apply for a Social Security Number, obtain Form SS-5, Application for a Social Security Card (for individuals), at the local Social Security Administration office, or obtain Form W-7, Application for IRS Individual Taxpayer Identification Number (for resident aliens who are not eligible for a social security number) or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), by calling 1 (800) TAX-FORM (1-800-829-3676) or from the IRS’s web site at www.irs.gov, and apply for a number.

Payees Exempt from Backup Withholding

Payees that may be exempted from withholding include:

•	An organization exempt from tax under Section 501 (a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, agencies, or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentality.

•	An international organization or of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or a custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041 A, 6042, 6044, 6045, 6049, 6050A and 6050N and their regulations.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

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